UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2013

KOSMOS ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton, Bermuda (Address of Principal Executive Offices)	HM 11 (Zip Code)

Registrant’s telephone number, including area code: +1 441 295 5950

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                               Entry into a Material Definitive Agreement.

On February 8, 2013, Kosmos Energy Ltd. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Registration Rights Agreement dated as of October 7, 2009 (the “RRA”), with certain funds affiliated with Warburg Pincus LLC (the “Warburg Pincus Funds”) and The Blackstone Group L.P. (the “Blackstone Funds”), respectively, as existing shareholders of the Company’s common shares, par value $0.01 per share (the “common shares”). The Amendment, among other things, shortens the notice period required to be given by the Company to holders of Registrable Securities (as defined in the RRA) upon either the Warburg Pincus Funds or the Blackstone Funds making a demand for registration of their Registrable Securities under the Securities Act of 1933, as amended (the “Securities Act”), or the Company proposing to effect a registration of its common shares under the Securities Act, to one day.

Based on share ownership as of December 31, 2012, after giving effect to the Offering (as defined in Item 7.01 below) and assuming no exercise of the underwriters’ over-allotment option in connection with the Offering, the Warburg Pincus Funds will own approximately 35.84% of the Company’s outstanding common shares, and the Blackstone Funds will own approximately 29.32% of the Company’s outstanding common shares. In addition, two of the Company’s directors, Joseph P. Landy and David B. Krieger, are affiliated with the Warburg Pincus Funds, and two of the Company’s directors, David I. Foley and Prakash A. Melwani, are affiliated with the Blackstone Funds. These directors were designated to the Company’s board of directors pursuant to the terms of a shareholders agreement among the Company, the Warburg Pincus Funds and the Blackstone Funds dated as of May 10, 2011.

Item 7.01                               Regulation FD.

On February 14, 2013, the Company announced the pricing of the previously announced registered underwritten public offering of common shares (the “Offering”). The Warburg Pincus Funds, the Blackstone Funds and certain officers of the Company participating in the Offering (collectively, the “Selling Shareholders”) have agreed to sell an aggregate of 30,000,000 common shares at a public offering price of $11.00 per common share. The Offering is expected to close on February 21, 2013, subject to customary closing conditions. A press release announcing the pricing of the Offering is contained in Exhibit 99.1 hereto, which exhibit is incorporated by reference into this Item 7.01.

The information contained herein is being furnished, not filed, pursuant to Item 7.01. Accordingly, this information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01                               Financial Statements and Other Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated February 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 14, 2013

KOSMOS ENERGY LTD.

By:	/s/ W. Greg Dunlevy
W. Greg Dunlevy
Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 14, 2013.